SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(A) Of the

Securities Exchange Act of 1934

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First Community Bank Corporation of America

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 9, 2007

To our Shareholders:

The 2007 Annual Meeting of Shareholders of First Community Bank Corporation of America is being held at our headquarters located at 9001 Belcher Road, Pinellas Park, Florida 33782, on Monday, May 14, 2007 at 5:00 p.m. local time.

The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting and provide material information concerning that business. The directors and officers of First Community Bank Corporation of America, as well as a representative of the accounting firm Hacker, Johnson & Smith, P.A., will be present at the Annual Meeting to respond to your questions. During the informal portion of the Annual Meeting, we plan to highlight some of our achievements in 2006, as well as share our goals and objectives for 2007.

It is important that your shares be represented and voted at the Annual Meeting. You can vote your shares by completing and signing the enclosed proxy card. Should you attend the Annual Meeting and prefer to vote in person, you will be given that opportunity.

On behalf of the Board of Directors and all the employees of First Community Bank Corporation of America, we look forward to seeing you at the Annual Meeting.

Sincerely,

Kenneth P. Cherven
President and Chief Executive Officer

NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 14, 2007

The 2007 Annual Meeting of Shareholders (“Annual Meeting”) of First Community Bank Corporation of America (“First Community”) will be held at our headquarters located at 9001 Belcher Road, Pinellas Park, Florida 33782 on May 14, 2007, beginning at 5:00 p.m., local time. At the Annual Meeting, the holders of First Community’s outstanding common stock will act on the following items:

Proposal 1 -	To fix the number of Directors to serve on the Board for the ensuing year at eleven;

Proposal 2 -	The election of eight members of the Board of Directors, each for one-year terms;

Proposal 3 -	The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve Proposals 1, or 2; and

To transact any other business that properly comes before the Annual Meeting, or at any adjournment thereof.

All holders of record of shares of First Community at the close of business on March 15, 2007, are entitled to vote at the Annual Meeting or at any adjournments thereof.

By Order of the Board of Directors,

Kenneth P. Cherven
President and Chief Executive Officer

Pinellas Park, Florida

April 9, 2007

PROXY STATEMENT

2007 ANNUAL MEETING OF SHAREHOLDERS

GENERAL INFORMATION

This Proxy Statement and the accompanying Proxy Card are being furnished to shareholders of record as of the close of business on March 15, 2007, in connection with the solicitation of proxies by the Board of Directors of First Community Bank Corporation of America (“First Community”) for the 2007 Annual Meeting (“Annual Meeting”). Our Form 10-K, which includes the consolidated financial statements for the fiscal year ended December 31, 2006, accompanies this Proxy Statement, which is first being mailed to shareholders on or about April 9, 2007.

Regardless of the number of shares of common stock that you own, it is important that your shares be represented by proxy or that you be present at the Annual Meeting. To vote by proxy, please indicate your preferences in the spaces provided on the enclosed Proxy Card and return it signed and dated, in the enclosed postage-paid envelope. Proxies obtained by the Board of Directors will be voted in accordance with the directions given therein. If you do not indicate how your shares should be voted on a matter, the shares represented by your signed proxy will be voted as the Board of Directors recommends.

In order for us to have a quorum present to convene the Annual Meeting, it is important that your proxy be returned promptly. Therefore, whether or not you plan to be present at the Annual Meeting, please complete, sign and date the enclosed Proxy Card and return it in the enclosed postage-paid envelope.

When is the Annual Meeting and where is it being held?

➢	Monday, May 14, 2007
➢	5:00 p.m.
➢	First Community’s headquarters located at 9001 Belcher Road, Pinellas Park, Florida 33782

What matters are being considered and what is the recommendation of our Board?

The Board recommends that you vote:

➢ FOR –	Proposal 1 – to set the number of directors to serve for the ensuing year at eleven;

➢ FOR –	Proposal 2 – the election of eight director nominees;

➢ FOR –	Proposal 3 - the adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to approve the foregoing matters.

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If you do not indicate a preference on your proxy card, the proxy holders will vote in accordance with the Board’s recommendations. Although the Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting, execution of the enclosed Proxy Card confers discretionary authority on the proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof.

Who is entitled to vote at our Annual Meeting and what constitutes a quorum?

Only holders of record of our common stock at the close of business on March 15, 2007, the shareholder record date, will be entitled to vote at the Annual Meeting. Record holders representing a majority of our outstanding common stock, present in person or represented by proxies, constitute a quorum. On the record date, there were 4,067,667 shares of First Community’s common stock outstanding.

What are the voting rights of our shareholders?

Our Articles of Incorporation do not provide for cumulative voting. Under the Florida Business Corporation Act (“Act”), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Since there are eight individuals running for a like number of director seats, as long as each director receives one vote and there is a quorum for the Annual Meeting, then directors will be elected. Our Bylaws do not have a majority vote requirement and provide that a majority of shares entitled to vote and represented in person or by proxy at a shareholder meeting constitutes a quorum. Therefore, each shareholder of record on the record date has the right to vote, in person or by proxy, the number of shares he or she owns for as many director nominees as there are directors to be elected. For example, if you own five shares, you may vote a maximum of five shares for each director to be elected.

Other matters are approved if affirmative votes cast for a proposal exceed the votes cast against that proposal at a meeting at which a quorum is present, unless a greater number of affirmative votes or voting by classes is required by the Act or our Articles of Incorporation. Abstentions and broker non-votes have no effect under the Act.

How do I vote?

The manner in which your shares may be voted depends on how your shares are held. If you own shares of record, meaning that your shares of common stock are represented by certificates or book entries in your name so that you appear as a shareholder on the records of our stock transfer agent, a Proxy Card for voting those shares will be included with this Proxy Statement. You may vote those shares by completing, dating, signing, and returning the Proxy Card in the enclosed postage pre-paid, pre-addressed envelope.

If you own shares through a brokerage firm (e.g., shares held in “street name”), you may instead receive a voting instruction form with this Proxy Statement that you may use to instruct your broker on how your shares are to be voted. As with a Proxy Card, you may vote your shares by completing, dating, signing, and returning the voting instruction form in the envelope provided. Many brokerage firms have arranged for internet or telephonic voting of shares and provide instructions for using those services on the voting instruction form.

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If your shares are held in “street name,” under certain circumstances your brokerage firm may vote your shares. Brokerage firms have authority to vote their customers’ shares on certain “routine” matters, including the election of directors. When a brokerage firm votes its customers’ shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customer’s shares on non-routine matters. Accordingly, these shares are not counted as votes against a non-routine matter, but rather not counted at all for these matters. Proposal 1 is a non-routine matter being voted upon at this Annual Meeting. We encourage you to provide instructions to your brokerage firm as to how your proxy should be voted. This ensures your shares will be voted at the Annual Meeting.

Who can attend our Annual Meeting?

If you own common stock of record, you may attend the Annual Meeting and vote in person, regardless of whether you have previously voted by Proxy Card. If you own common stock through a brokerage account, you may attend the Annual Meeting, but in order to vote your shares at the Annual Meeting, you must obtain a “legal proxy” from the brokerage firm that holds your shares. You should contact your brokerage account representative to learn how to obtain a legal proxy. We encourage you to vote your shares in advance of the Annual Meeting by one of the methods described above, even if you plan on attending the Annual Meeting, so we will be able to determine if a quorum is present. You may change or revoke your proxy at the Annual Meeting in the manner described below even if you have already voted.

Can I change my vote after I mail my proxy card?

Any shareholder holding common stock of record may revoke a previously granted proxy at any time before it is voted, by delivering to us a written notice of revocation, or a duly executed Proxy Card bearing a later date, or by attending the Annual Meeting and voting in person. Any shareholder holding common stock through a brokerage firm may change or revoke previously given voting instructions by contacting the brokerage firm, or by obtaining a legal proxy from the brokerage firm and voting in person at the Annual Meeting.

Who are the largest owners of our stock?

There are no shareholders known to us to be the beneficial owners of 5% or more of the outstanding shares of First Community common stock as of the record date, other than members of management as set forth in the table on page 12.

BOARD OF DIRECTORS AND COMMITTEE MEETINGS

First Community’s Board of Directors is composed of: Brad Bishop, Kenneth P. Cherven, Kenneth Delarbre, Edwin C. Hussemann, James Macaluso, David K. Meehan, Robert G. Menke and Robert M. Menke.

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The Securities and Exchange Commission and the Nasdaq stock market (“NASDAQ”) have regulations and listing requirements that govern the corporate practices of NASDAQ listed companies such as First Community. Our Board of Directors has determined that a majority of our directors are independent in accordance with the standards of the Securities and Exchange Commission and NASDAQ Capital Market.

In determining whether a director is independent under applicable independence requirements, our Board of Directors considered any transactions and relationships between the director (and any member of his or her immediate family or affiliates) and First Community (and its subsidiaries and affiliates). Our Board of Directors also examined any transactions and relationships between directors and their affiliates and members of our senior management team and any member of their immediate family or affiliates. Since banking is a significant portion of our business, our Board of Directors determined that a director’s independence is not affected where there is a loan between a subsidiary bank and the director, and that loan is performing in accordance with its contractual terms and has not been adversely classified or specially mentioned by any bank examiners.

First Community’s Board of Directors has five standing committees: the Audit Committee, Compensation Committee, Nominating Committee, Executive Committee, and the Corporate Governance Committee. The Board of Directors meets monthly. No director attended fewer than 75% of the Board and Committee Meetings in which he was eligible to participate in 2006 except for Mr. Hussemann who was absent from two Audit Committee meetings. Directors receive $600 per meeting, with no additional fee paid to the Chairman. Committee members are compensated $300 per Board Committee meeting attended except for the Audit Committee. Members of the Audit Committee receive $600 per meeting with the Chairman receiving $800 per meeting attended.

The Board of Directors of First Community Bank of America (“First Community Bank”) is divided into two committees: Asset/Liability and the Loan Committee. All members of First Community Bank’s Board of Directors serve on the Loan Committee. In 2006, no director attended fewer than 75% of the meetings of First Community Bank’s Board or any Committee on which he served except for Mr. Hussemann who was absent from two Audit Committee meetings. Members of the Asset/Liability Committee receive $300 per meeting attended, and Members of the Board receive $150 per Loan Committee meeting attended. No additional fees are paid to their respective Chairmen.

Board members of First Community Bank receive $600 per meeting, with the Chairman receiving $800 per meeting. The Bank also has Regional Boards for its Pinellas County, Pasco County, Hillsborough County and Charlotte County markets. Regional Board members receive $300 per meeting, with no additional fees paid to their respective Chairmen. Regional Board members for Pasco County received no fees in 2006.

(Space Intentionally Left Blank)

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The composition of and number of meetings held by each committee of First Community in 2006 is reflected in the following table:

Board Member	Audit	Nominating	Executive	Corporate Governance	Compensation
Kenneth P. Cherven			X	X
Brad Bishop		X		X
Kenneth Delarbre	X	X
Edwin C. Hussemann	X
James Macaluso	Chair	X	X		X
David K. Meehan			X	Chair	X
Robert G. Menke	X	Chair
Robert M. Menke			Chair		Chair
Meetings in 2006	6	2	0	1	1

The Board Committees were established in 2003, following our listing on the NASDAQ SmallCap market, now known as the “NASDAQ Capital Market”. The Board Committees and their responsibilities are as follows:

The Audit Committee’s responsibilities are outlined in its Charter, which is included in this Proxy Statement as Exhibit 1. The composition of the Audit Committee was examined during the year by the Board of Directors in light of the NASDAQ Capital Market and Securities Exchange Commission rules requiring that all members of the Audit Committee be “independent directors”. Based upon this examination, the Board determined that all of the members of our Audit Committee qualify as “independent directors” within the meaning of these rules. Director James Macaluso, an accountant with extensive bank management and auditing experience, has the requisite financial expertise to qualify as an “audit committee financial expert” as defined by Securities Exchange Commission Rules. Accordingly, the Board has designated him to hold that position. Please see the Report of the Audit committee on page 6 of this Proxy Statement.

The Nominating Committee meets as needed and is responsible for recommending the number of Directors to serve for the ensuing period, recommending the number of Directors to be elected by the shareholders, and for selecting the management nominees for election as Directors. Non-management directors are considered for nomination by the full Board. The Nominating Committee’s responsibilities are outlined in its Charter, which is included in this Proxy Statement as Exhibit 2. The members are “independent” under the listing standards contained in the NASDAQ Capital Market rules. First Community does not have any procedures or policies for considering shareholder nominations, but will consider shareholder nominations on a case-by-case basis.

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The Executive Committee meets as needed and has all the authority of the Board of Directors when the Board of Directors is not in session, except as specially limited by the Board or the Florida Statutes. The Executive Committee is responsible for reviewing performance incentives, stock options, and strategic business planning. The Executive Committee does not operate pursuant to a charter and did not meet in 2006.

The Corporate Governance Committee meets at least annually and is responsible for overseeing NASDAQ’s Corporate Governance rules, evaluating Director performance, and overseeing the Ethics Policy and the Whistleblower Policy. The Corporate Governance Committee’s responsibilities are outlined in its Charter, which is included in this Proxy Statement as Exhibit 3.

The Compensation Committee reviews and serves with regard to compensation and personnel policies, programs and plans, including management development and succession, and to approve executive compensation and employee benefit programs. The Compensation Committee does not operate pursuant to a charter. For further information regarding the Compensation Committee, please see Executive Compensation and the Compensation Committee Report found elsewhere in this Proxy Statement.

REPORT OF THE AUDIT COMMITTEE

The audit functions of the Audit Committee are primarily focused on three areas:

▪	The adequacy of the internal controls and financial reporting process of First Community and First Community Bank (collectively the “Company”) and the reliability of the Company financial statements.

▪	The performance of the Company internal auditors and the independence and performance of the Company independent auditors.

▪	The Company’s compliance with legal and regulatory requirements.

The Audit Committee also recommends to the Board the appointment of the independent auditors and reviews their performance, fees and independence from management.

The Audit Committee met with management periodically to consider the adequacy of the Company internal controls and the objectivity of their financial reporting. The Audit Committee discussed these matters with the Company’s independent auditors and with appropriate Company financial personnel.

The Audit Committee meets regularly with the independent auditors without the presence of management. The independent auditors have unrestricted access to the Audit Committee.

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Management has primary responsibility for the Company financial statements and the overall reporting process, including the system of internal controls. The independent auditors audit the annual financial statements prepared by management, express an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America. The independent auditors discuss any issues they believe should be brought to the Audit Committee’s attention.

This year, the Audit Committee reviewed the Company audited financial statements as of and for the fiscal year ended December 31, 2006, and met with both management and the Company independent auditors to discuss those financial statements. Management has represented that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

The Audit Committee has received from and discussed with Hacker, Johnson & Smith, P.A., the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). These items relate to that firm’s independence from the Company. The Audit Committee also discussed with Hacker, Johnson & Smith, P.A., any matters required to be discussed by Statement on Auditing Standards No. 61. (Communication with Audit Committees).

Based on these reviews and discussions, the members of the Audit Committee (Chairman James Macaluso and Directors Edwin C. Hussemann, Robert G. Menke, and Kenneth Delarbre) submitted their report and recommended to the Board that the Company audited financial statements be included in First Community’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006.

PROPOSAL 1 - INCREASING THE NUMBER OF BOARD SEATS FOR THE ENSUING

YEAR TO ELEVEN

Our Bylaws require that the Board of Directors consist of not less than one nor more than fifteen members. The Board of Directors is presently comprised of eight members all of whom have been nominated by the Board to stand for election at the Annual Meeting. Directors are each elected for a one-year term and serve until their successors are elected and installed. Our By laws also provide that our shareholders shall determine at the annual meeting the number of directorships for the ensuing year and that such number may be greater than the actual number of directors to be elected at the annual meeting. Any vacancies thus created may be filled during the year by the Board of Directors at their discretion, to hold office until the next annual meeting of shareholders.

The Board of Directors believes that the current regulatory and business climate requires additional flexibility in order to take advantage of qualified independent individuals who may become interested and available to serve on our Board of Directors. The recently adopted NASDAQ rules regarding the establishment of a number of Board Committees and the independence rules of the Securities and Exchange Commission, as well as NASDAQ, dictates

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that the First Community Board be somewhat larger than its current eight members. The Board of Directors believes that eleven directors would be an effective number, but at the present time, has not identified the three qualified individuals to fill those seats.

Potential Negative Effects of the Proposal

The appointment of up to three additional directors to the Board of Directors during the ensuing year would be entirely in the discretion of the current Board. They would have the ability to appoint persons whom you or the other shareholders might not otherwise have voted for. Shareholders will, however, have the opportunity to vote on any new directors appointed to the Board at the next annual meeting should they be re-nominated.

The Board of Directors has carefully considered the potential adverse effects of this Proposal, and has unanimously concluded that any such risk is substantially outweighed by the increased flexibility and competitive advantage which the Proposal will afford First Community and its shareholders.

The Board of Directors Recommends that the Shareholders Vote “For” Increasing the Number of Board Seats for the Ensuing Year to Eleven.

PROPOSAL 2 - ELECTION OF DIRECTORS

The eight nominees named herein have indicated that they are willing to stand for election and to serve as directors if elected. Should a director nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate. To the best of our knowledge, no director nominee is being proposed for election pursuant to any agreement between that person and any other person.

Information relating to the business experience and age of each director nominee is set forth below. We have also included the same information for non-director executive officers.

Brad Bishop, age 64, was elected to the Board of First Community and First Community Bank in April 2005. He is also Chairman of the Bank’s Charlotte County Region. Mr. Bishop is originally from Shelbyville, Indiana and has been a resident of Charlotte County and Southwest Florida since 1960. Mr. Bishop graduated from Florida State University and spent 26 years in the banking business, including 16 years as CEO and President of the Port Charlotte Bank and Trust Company which became the SunTrust Bank of Charlotte County. He has been active in the Florida Bankers Association, Bank Administration Institute, and the American Bankers Association, as well as many local charities and civic organizations. Mr. Bishop has been with RE/Max Harbor Realty since 1995 as a Commercial Realtor, where he has remained active in both commercial and residential sales. He holds a Florida General Contractors license and is currently a partner of the new professional center called Central Park that is located in Port Charlotte. He also is a partner in the Riverside RV Resort and Campground which is located on the Peace River.

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Kenneth P. Cherven, age 47, is Chief Executive Officer, President and Director of First Community and is Chief Executive Officer and Director of First Community Bank. Mr. Cherven also serves as an Advisory Director of the Pinellas, Pasco, Charlotte and Hillsborough County Regions. Mr. Cherven has been our Chief Executive Officer and President since July 2000, but has been in banking in Florida since 1981. Mr. Cherven has served as Chief Executive Officer and President of two local and regional banks - first at Gulf Bank where he served from 1989 to 1993 and then at Premier Community Bank, where he served from 1994 to 1999. Mr. Cherven has a MBA degree in Business from the University of Tampa and a Bachelor’s degree in Finance from Florida Southern College. Mr. Cherven serves as an adjunct Professor for the Graduate School of Banking at Louisiana State University, where he also serves as Trustee. Mr. Cherven is Chairman of the Foundation Board of St. Petersburg College, and serves on the College’s Advisory Board for the Banking Program.

Kenneth Delarbre, age 64, has served as a Director of First Community Bank since November 2004 and was elected to the Board of First Community in April 2005. He is a Certified Public Accountant, initially with the Florida-based firm of Morrison & Delarbre, P.A., in Tampa/Clearwater from 1971 to 1995, and since has been with Kenneth Delarbre & Company, P.A. since 1995 to date. He is the managing shareholder of the Clearwater, Florida office for Kenneth Delarbre & Company, P. A. He is a member of the American Institute of Certified Public Accountants (AICPA) and the Florida Institute of Certified Public Accountants (FICPA). Mr. Delarbre has been in banking in Florida since 1988, serving as Chairman of the Board and Chief Executive Officer of Gulf Bank from 1989 to 1993; as a Director of SouthTrust Bank, N.A. from 1993 to 1999; as an advisory Director of Florida Bank, N.A. from early 2000 to January 2003; and then served as a Director and member of the Audit Committee of Florida Bank, N.A. from February 2003 to December 2003; and as a Director and member of the Audit Committee of Florida Bank, Inc. (the holding company) from January 2004 to July 2004 when the Florida Bank, Inc. was sold to the South Financial Group in South Carolina.

Edwin C. Hussemann, age 60, is a Director of First Community and First Community Bank. Mr. Hussemann was first elected to in these positions in 1995. He is a Certified Public Accountant. For the last 34 years, Mr. Hussemann has served as Chief Financial Officer of Bankers Insurance Group, Inc., as well as at several of its subsidiaries. He is a member of the American Institute of Certified Public Accountants (AICPA) and the Florida Institute of Certified Public Accountants (FICPA).

James Macaluso, age 63, is a Director of First Community and First Community Bank, commencing his positions in January, 1999. He is also the Chairman of First Community’s Audit Committee, and a Director and Chairman of the Bank’s Pinellas County Region. Since 1991, Mr. Macaluso has been an accountant and President of Macaluso & Company, P.A., in St. Petersburg, Florida. Mr. Macaluso is a former member of the Board of Directors of Marine Bank of St. Petersburg, Florida, where he served for 12 years. At Marine Bank he also served as Chairman of the Audit Committee. Mr. Macaluso is a 1970 graduate of the University of South Florida where he was a member of the Gold Key Honor Society and a member of the Honor Society of Phi Kappa Phi.

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David K. Meehan, age 59, is a Director and Vice Chairman of First Community and First Community Bank. He has served in these positions since 1995. Mr. Meehan is also Chairman of the Bank’s Pasco County Region. He joined the organizers of Bankers Insurance Group, Inc. in 1976 as Corporate Secretary and was appointed its President in 1979. He is currently President of Bankers Financial Corporation, and Chairman of the Board and President of Bankers Insurance Company, First Community Insurance Company, and Bankers Life Insurance Company. In 1999, Mr. Meehan was appointed by Florida Governor Jeb Bush as Commissioner of the Florida Fish and Wildlife Conservation Commission. He was reappointed by the Governor in July 2002 to serve another 5-year term. Mr. Meehan has served on the Boards of Governors of the Florida Joint Underwriting Association, the Florida Insurance Council, the Florida Property and Casualty Joint Underwriting Association, Insurance Management Solution Group, Inc. and the Florida Residential Property and Casualty Joint Underwriting Association. Mr. Meehan is also a member of the Florida State University Alumni and Advisory Board, past National Flood Insurance Chairman, and past Chairman and President of the Florida Association of Domestic Insurance Companies.

Robert G. Menke, age 44, is a Director of First Community and First Community Bank. He was first elected to these positions in 2000. Mr. Menke is the son of Robert M. Menke, our Chairman. He is currently President and co-owner of Riscserv, LLC, an insurance outsourcing and software provider. Prior to that, from 1999 to 2002, Mr. Menke was with Bankers Insurance Group, where he served as Chief Executive Officer and President of P&C Companies. From 1996 to 1999, he served as Executive Vice President and Chief Operations Officer at Bankers Insurance Group, Inc. Mr. Menke has an MBA from the University of South Florida.

Robert M. Menke, age 73, is Chairman of the Board of First Community and is a Director of First Community Bank. He has served in these positions since 1995. Mr. Menke founded Bankers Insurance Group in 1976 and, has been its Chairman of the Board since inception. Mr. Menke was honored as “Insurance Man of the Year” in 1986 by the Florida Association of Domestic Insurance Companies. Mr. Menke is also a member of the National Association of Independent Insurers. He is currently a director of Bankers Security Insurance Company, Bankers Life Insurance Company and Bankers Insurance Company.

The Board of Directors Recommends that the Shareholders Vote “For” the Election of the Eight Director Nominees.

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Non-Director

Executive Officers

First Community Executive Officers

Stan B. McClelland, age 55, is Chief Financial Officer for First Community. He joined First Community Bank in August 2006 as Chief Financial Officer, and was appointed Chief Financial Officer of First Community in January 2007. From 1998 to August 2006 Mr. McClelland was with Certegy Payment Services as Director of Cost Development, Pricing and Finance. Prior to that he served 19 years as Finance Officer with Barnett Banks, Inc. and the former NCNB National Bank /nka Bank of America. Mr. McClelland has a Bachelor’s degree in Business Management from North Carolina State University.

First Community Bank Executive Officers

Scott C. Boyle, age 52, is Regional President of Pinellas County. Mr. Boyle has served in that capacity since January 1999. Mr. Boyle has worked in banking in Florida since 1977. From June 1990 to January 1999, Mr. Boyle was with First Central Bank in St. Petersburg, Florida, as Senior Vice President-Commercial Lending. Mr. Boyle has a Bachelor’s degree in Business and Finance from the University of Florida and is a graduate of the School of Banking of the South at LSU. Mr. Boyle is an officer of the Kiwanis Club of St. Petersburg, is an active member of the St. Petersburg Chamber of Commerce and the Suncoasters, and serves as a director of Neighborhood Lending Partners, a lending consortium providing low-moderate income housing units throughout Florida.

Michael J. Bullerdick, age 53, is Regional President of Charlotte County. Mr. Bullerdick has been in that position since March 2003. Mr. Bullerdick has 31 years of banking experience, and has worked in banking in Florida since 1981. Prior to joining First Community Bank, Mr. Bullerdick was employed with SunTrust Bank for nine years. His last position with SunTrust Bank was Senior Vice President-Commercial Banking. From 1989 to 1993 he was employed as Head of Commercial and Residential Lending for Century Bank. Mr. Bullerdick has a Bachelor’s degree in Business Administration from Ferris State University and an MBA in Finance from the University of Sarasota. Mr. Bullerdick serves on the Government Affairs Committee of the Charlotte County Chamber of Commerce, is a graduate of Leadership Sarasota, and serves on local, not-for-profit Boards.

Ralph W. Cumbee, age 50, is Regional President of Pasco County. He has served in that capacity since June 2006. Mr. Cumbee has worked in banking since 1987. From December 1993 to June 2006, Mr. Cumbee was with the First National Bank of Pasco as Executive Vice President and Chief Lending Officer. Mr. Cumbee has a Bachelor’s degree in Finance from the University of South Florida, and is a graduate of the Graduate School of Banking of the South at LSU. He also holds a Professional Masters of Banking from the Executive Banking Institute. Mr. Cumbee is a Board member of Workforce Housing Ventures, a non-profit focused on providing affordable housing, and serves as Vice-Chair. He is also the Scout Master of Troop 402 and is active in the Dade City Rotary Club, and Dade City Chamber of Commerce.

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Proxy Statement

Sue A. Gilman, 52, is Executive Vice President and Chief Operating Officer. She has served in that position since May 2006, and served as acting Chief Financial Officer of First Community from July to December 2006. Ms. Gilman has worked in banking in Florida since 1979, holding various management positions with Barnett Bank from 1980 to 1990 and with Mid State Federal Savings Bank in Ocala, which was acquired by AmSouth Bank in 1993. From 1998 to 2006, she served as Vice President and Operational Risk Manager of Synovus Bank of Florida (after acquisition of United Bank and Trust Company). Ms. Gilman has a Bachelor’s degree in Accounting from the University of Florida, and is a graduate of the School of Banking at the University of Wisconsin. She is a Certified Risk Professional, Certified Internal Auditor, and Certified Public Accountant in the State of Georgia. Ms. Gilman is active in the Tampa Bay Chapter of the Institute of Internal Auditors and the Suncoast Bankers Compliance Association currently serving as Director and President.

Siede T. (“Sie”) Kamide, age 50, is Regional President of Hillsborough County. He has served in that capacity since April 2004. Mr. Kamide has worked in banking since 1979 and worked in various capacities in Florida banking since 1983. Mr. Kamide was with SouthTrust Bank for seven years and was responsible for Asset Based Lending in Florida and was State Coordinator for the Bankers Bank of Georgia’s Florida Operations from 2000 to 2002. Mr. Kamide has a Bachelors Degree in Economics from St. Lawrence University and attended the University of Buffalo Executive MBA Program from 1981 to 1983. Mr. Kamide is active in the Downtown Tampa Rotary, The University of Tampa Fellows and Reading is Fundamental and is a graduate of Leadership Orlando and The Tampa Connection.

Clifton E. Tufts, age 46, is Executive Vice President and has served in that position since February 2003. From 1998 to 2002, he served as Senior Vice President and then Executive Vice President of Premier Community Bank of Florida. Mr. Tufts also served as Head of the Association Services Division for Premier’s holding company, P.C.B. Bancorp, Inc. Mr. Tufts is a graduate of Stetson University and has a BBA degree in Accounting. He is a Certified Public Accountant in the State of Florida.

BENEFICIAL STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table contains information regarding our Directors and Executive Officers and the only persons known to us to be the beneficial owners of five percent or more of the outstanding shares of First Community as of the record date. The beneficial ownership was determined based on Securities Exchange Commission rules and regulations. In general, beneficial ownership includes shares over which a person has sole or shared voting or investment power, and shares which the person has the right to acquire within 60 days.

(Table on following page)

First Community Bank Corporation of America

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Proxy Statement

Directors and Executive Officers	Number of Common Shares Owned (1)	Right to Acquire (2)	% of Beneficial Ownership(3)
Brad Bishop	10,974(4)	31,500	1.04%
Scott C. Boyle	41,343(5)	41,344	2.10%
Michael J. Bullerdick	1,768	18,207	*
Kenneth P. Cherven	31,006	165,376	4.64%
Ralph W. Cumbee	2,625	2,100	*
Kenneth Delarbre	35,397(6)	31,500	1.63%
Sue A. Gilman	100	2,100	*
Edwin C. Hussemann	330	31,500	*
Siede T. Kamide	11,094	16,538	*
James Macaluso	124,540(7)	72,844	4.77%
Stan B. McClelland	-	2,100	*
David K. Meehan	13,328(8)	31,500	1.09
Robert G. Menke	3,641	31,500	*
Robert M. Menke	1,490,648(9)	31,500	37.13%
Clifton E. Tufts	23,268(11)	40,360	1.55%
All officers and directors as a group (15) persons.	1,790,062	549,969	50.68%

*	Less than 1%
(1)	Includes shares for which the named person:
•	has sole voting and investment power;
•	has shared voting and investment power with a spouse, or;
•	holds in an IRA or other retirement plan program, unless otherwise indicated in these footnotes.
(2)	Includes shares that may be acquired by exercising stock options and/or warrants exercisable within 60 days.
(3)

Under the rules of the Securities Exchange Commission, the determinations of “beneficial ownership” is defined under Rule 13d-3 of the Securities Exchange Act of 1934, which provides that shares will be deemed to be “beneficially owned” where a person has, either solely or in conjunction with others, the power to vote or to direct the voting of shares and/or the power to dispose, or to direct the disposition of shares, or where a person has the right to acquire any such power within 60 days after the date such beneficial ownership is determined. Shares of our common stock that a beneficial owner has the right to acquire within 60 days under the exercise of the options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(4)	Mr. Bishop’s shares include 5,758 shares held by the Bishop Family Trust and 3,150 held in trust for his spouse.
(5)	Includes 787 shares controlled by Mr. Boyle for his son.
(6)	Includes 20,671 shares held by Delarbre & Co., which is controlled by Mr. Delarbre and 4,961 shares owned by his wife.
(7)	Of Mr. Macaluso’s holdings, 26,353 shares are owned by the W.J. Trust. Mr. Macaluso serves as Trustee for the Trust. Family trusts hold an additional 78,550 of the shares included above.
(8)	Of Mr. Meehan’s shares 12,250 are in the name of his spouse.

First Community Bank Corporation of America

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Proxy Statement

(9)

Includes 20,671 shares controlled by Mr. Menke in Bankers Insurance Group, Inc.; 262,580 shares controlled by Mr. Menke in Bankers Insurance Company; 104,343 shares controlled by Mr. Menke in Bankers Life Insurance Company; 165,375 controlled by Mr. Menke in First Community Insurance Company; 810,861 controlled by Mr. Menke in First Community Financial Corporation which is wholly-owned by Mr. Menke, and 23,460 shares controlled by Mr. Menke in Bonded Builders Service Corp..

(10)	Includes 3,307 shares held by Mr. Tufts’ spouse and 945 shares held by his children.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee

The Board of Directors’ Compensation Committee (“Committee”) is composed of independent directors, as determined by the NASDAQ listing standards. The Committee is responsible for overseeing the executive and Board compensation programs of First Community and its subsidiary, First Community Bank of America, (collectively the “Company). The Committee’s responsibilities, as it pertains to executive and director compensation, include:

▪	Recommending to the Board the compensation of executive officers and other senior executives of the Company;
▪	Ensuring that First Community develops, implements and maintains executive reward systems that are contemporary, competitive, reasonable and motivating of executive performance and contribution to the Company;
▪	Performing an annual assessment of the Chief Executive Officer’s performance;
▪	Reviewing executive supplemental benefits, retirement benefits and special compensation programs of the Company and, when necessary, recommending changes to the Board;
▪	Establishing, reviewing, and amending compensation policies and procedures for the Company;
▪	Establishing corporate goals and objectives relevant to the Chief Executive Officer’s compensation;
▪	Reviewing and recommending the form and amount of all awards provided to eligible executives based on First Community’s stock plans;
▪	Establishing, in consultation with First Community’s Chief Executive Officer, a general compensation philosophy for the employees of the Company; and
▪	Reviewing and recommending to the Board the form and amount of compensation paid to the Company’s outside directors.

In 2006, the Committee met one time. Meeting minutes and reports were kept and distributed to each member of the Committee, other non-executive officer members of the Board who are not on the Committee, and the Secretary of the Company for records safekeeping.

First Community Bank Corporation of America

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Proxy Statement

Objectives and Philosophy

The executive compensation program for First Community is designed to: (i) attract and retain high quality executive officers that are critical to the long-term success of the Company; and (ii) place an amount of each executive officer’s compensation at risk so that he or she is rewarded for contributing towards First Community’s achievement of its short-term business and long-term strategic goals. The Committee determines target base and total direct compensation levels for each of the Company’s executive officers based on several factors, including, but not limited to:

•	The executive officer’s role and responsibilities;
•	The significant and perhaps unexpected business challenges that the executive has faced or is likely to face;

•	The total compensation of executives who perform similar duties at other similar companies;
•	The total compensation for the executive officer during the prior fiscal year;
•	How the executive officer has contributed to the Company’s performance during the prior year; and
•	How the executive officer may contribute to the Company’s future success.

First Community competes for executives in a highly specialized and regulated industry. National, regional, and local financial institutions, along with start up financial institutions, all compete for a limited number of qualified executives located in our Florida “Markets” (defined as Hillsborough, Pinellas, Pasco and Charlotte Counties). The Committee’s goal is to design a compensation program that will attract and retain executive officers by rewarding executive officers for performance in relationship to achievement of corporate and personal performance goals. Ideally, the Committee tries to target the executive’s compensation to generally fall near the market median for comparable positions reflected in the market data if target levels for the performance measures are achieved. “Total direct compensation” is comprised of the base salary, annual incentives, and long-term incentive compensation paid to the executive officers. Compensation pay levels may be above the market median based on the individual’s experience and the Company’s specific needs. The benefits are customary for senior executives of financial institutions in our Markets. To date, annual incentives (i.e., cash bonuses) have been based on the Company’s overall performance and the individual executive officer’s performance for that particular year, as determined (in consultation with the Committee) by the Chief Executive Officer.

The Committee also considers limited benefits and other compensation and amounts payable to executive officers. This other compensation includes retirement benefits and contingent benefits, which may be payable in a situation involving a change of control of First Community. The nature of this other compensation is somewhat different, because it involves compensation that may be paid in the future depending upon the occurrence of certain circumstances.

Long-term compensation is intended both to recognize, over the long-term, services rendered to the Company and to keep our overall pay packages for executives comparable to that of our competitors, so that the Company can attract and retain high quality executive officers.

First Community Bank Corporation of America

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Proxy Statement

The Company has a supplemental executive retirement plan for our Chief Executive Officer. In addition to the supplemental executive retirement plan, the Company also maintains a 401(k) Plan for its employees . The Committee believes that these plans, in aggregate, are necessary to compete effectively in our Markets.

As with other financial institutions, First Community provides various other benefits to its executive officers. Many of these, such as health and disability insurance, are provided to most salaried employees on substantially the same basis. In many respects, these benefits have historically been driven by reference to the Company’s past practices, as well as benefits being provided by our competitors in our Markets. First Community also provides other perquisites (country club memberships, leased automobiles, and automobile allowances) to executive officers, depending upon their positions within the Company.

In the event of a change of control, executive officers of financial institutions typically face a great deal of pressure, including uncertainty concerning their own future. Many of First Community’s competitors have provided their executives with change in control or severance agreements and other benefits in the event there are certain terminations of employment within a specified period following a change of control. Such contractual arrangements help assure the executives provide their full attention and cooperation in the negotiation process. The Committee continues to believe these types of agreements remain important to the Company. Presently, First Community has one employment agreement, which is with its Chief Executive Officer and one non-competition agreement with an executive vice president.

Compensation Committee Process and Practices

Consideration of the following year’s total compensation starts at the end of the fourth quarter each year. During the fourth quarter meetings, matters such as changes in Market Data, plan philosophy and design, expected performance and historical performance are discussed. Final determinations of salaries, annual incentive targets, long-term incentive compensation awards and plan designs are made at the Committee’s meeting in connection with the Board’s regular meeting in January, which is shortly after the public release of the prior year’s financial results. At that meeting, the Committee is also able to review prior year performance and the status of prior awards of long-term incentive compensation. The Committee has found that considering these matters in the fourth quarter allows the Committee to not only factor in the prior year’s financial results and the current year’s operating plan, but also to better assess prior year’s compensation. Occasionally, grants of long-term incentive compensation or changes in compensation are made at other meetings, in cases such as promotions or new hires.

With regard to stock options, the grant dates of the awards are typically the close of business following the next Board meeting after a promotion or hire date.

The Company’s Chief Executive Officer and Chief Financial Officer compile information for the Committee’s consideration for purposes of evaluating existing and proposed compensation packages. First Community’s Chief Executive Officer is involved in making compensation recommendations for executive officers other than himself, which are considered by the Committee.

First Community Bank Corporation of America

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Proxy Statement

Total Compensation – Cash and Stock Incentives

First Community’s total compensation consists of five components:

▪	Base salary;
▪	Cash performance-based annual incentive;
▪	Stock options;
▪	Deferred Compensation (qualified and nonqualified); and
▪	Other Benefits and Perquisites.

Base Salary

When determining base salary, the Committee takes into consideration a number of factors, including market data, prior salary, job responsibilities and changes in job responsibilities, achievement of specified Company goals, individual experience, demonstrated leadership, performance potential, actual performance, and retention considerations. These factors are not weighted or ranked in any particular way.

Annual Incentives

Annual cash incentives are awarded to executive officers based upon their individual performance and the Company’s performance. Each individual executive officer has a target bonus opportunity. The 2006 target bonus opportunity for the executive officers ranged up to 66% of his or her base salary.

In 2006, the Committee considered the Chief Executive Officer’s recommendation for the executive officers of First Community and the subsidiary and Regional Presidents. The primary performance measures for First Community executive officers were based on the Company’s overall credit quality timeliness of regulatory reporting, and other measurable factors for each executive. The Regional Presidents were primarily measured on the performance of the respective branches, which took into account, meeting or exceeding budget, staff retention and training. The Chief Executive Officer’s annual cash incentive was based on his attaining certain management based objectives, which he exceeded in 2006.

In 2006, the Committee believed that the Company’s performance exceeded budget and expectations. Therefore, to the extent that annual incentive was based on these factors, $424,000 in bonuses were paid to executive officers. Cash incentives to executive officers other than the Chief Executive Officer averaged 30% of their base salary.

First Community Bank Corporation of America

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Proxy Statement

Long-Term Incentive Compensation

First Community also provides long-term incentive compensation to executive officers through the Long Term Incentive Plan and the 2005 Stock Plan (the “2005 Plan”), which is described in detail following this Compensation Discussion and Analysis. The Committee believes stock-based awards help make the financial interests of management consistent with the shareholders’ interest, since the ultimate value of stock-based awards is tied to the value of First Community’s stock.

The 2005 Plan allows us to grant stock options, performance shares, performance units, and restricted shares. These types of awards measure financial performance over a longer period of time, than the other methods of compensation. In 2006, our long-term incentive compensation for executive officers was composed of stock options only.

In general, when granting awards, the Committee took into account the following subjective and objective factors:

•	each executive officer’s level of responsibility;
•	each executive officer’s contributions to First Community’s results;
•	retention considerations; and
•	the practices of other companies in our Markets.

Prior to making a grant, the Committee also considers the Company’s share price, the volatility of the share price and potential dilution. The Committee believes that using First Community stock for a significant portion of these awards helps further align the interests of the executive officers and the shareholders by providing the executive officers with an additional equity stake in the Company.

First Community does not have a formal policy regarding ownership of Company stock by its executive officers. Executive officers, however, are encouraged to maintain significant equity stakes in First Community. Similarly, First Community does not have any specific policy relating to the pledging of or hedging of its securities.

Stock Options

In 2006, the Committee granted stock options for 32,550 shares to executive officers, including the Regional Presidents. The grants were based upon each executive officer’s performance for that year. The individual awards were determined through discussions with the Chief Executive Officer and the outside compensation consultant, taking into account what the Company’s competitors were providing their executives in our Markets.

The Committee considered the total recommended grant size as compared to outstanding shares and expected dilution. All of the stock option grants in 2006 have had an exercise price equal to the closing price of First Community’s common stock on the grant date and vest in five equal annual increments beginning on the first anniversary following the award.

First Community Bank Corporation of America

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Proxy Statement

Other Benefits and Perquisites

First Community’s executive officers receive other benefits also available to other employees. For example, we provide executive officers and other salaried employees with health and disability insurance, vacation pay, and sick pay. First Community currently provides a car allowance to the Chief Executive Officer and provides leases to two other executive officers. Executive officers are provided with country club memberships (depending upon their position) and reimbursement of “business development expenses.” The executive officers are responsible for reimbursing the Company for any “social expenses” incurred, except to the extent that they are specifically, directly, and exclusively made in connection with business development dinners and social events with directors, investment bankers and potential bank customers.

2006 Direct Compensation for First Community’s Chief Executive Officer

Kenneth P. Cherven is the Chief Executive Officer and President of First Community and is also a member of the Board. On November 29, 2004, First Community entered into an employment agreement with Mr. Cherven. Under his employment agreement, Mr. Cherven is entitled to receive an annual base salary (currently $187,562), which is subject to annual review by the Committee and the Board of Directors. The employment agreement also provides that Mr. Cherven is eligible for an annual incentive bonus. For 2006, Mr. Cherven received an annual incentive bonus of $125,000 (66.6% of his base salary). The employment agreement provides for a three-year term, and is renewed daily. The daily renewals (which automatically terminate on January 1, 2009) can be terminated upon either party’s notice not to continue the renewals. The Committee is also required to semi-annually review Mr. Cherven’s performance to determine if the employment agreement renewals should continue.

In the event of a “change in control” of First Community (as defined in the employment agreement), Mr. Cherven will be entitled to receive a cash payment equal to 2.9 times his latest compensation (defined as his current base salary, plus the two-year average of any cash bonuses).

The employment agreement provides that Mr. Cherven’s employment may be terminated with or without cause, but that in the latter case, Mr. Cherven would be entitled to receive a severance payment equal to the amount due for the longer of the remainder of the term of his employment agreement or six months, as well as being permitted to participate in any employment benefit plans for one year, or until such time as he is able to participate in a comparable plan provided by another employer. In the event the remaining term of his employment agreement is less than six months, he will be entitled to six months base salary as severance to coincide with his covenant not to compete. If Mr. Cherven is terminated for cause, he will not be entitled to any benefits or compensation, other than what has been accrued. Dismissal for cause can be appealed under certain circumstances, within a defined period. Upon receipt of the notice of the appeal, First Community must submit the matter to arbitration. The decision of the arbitrator is binding on the parties and is non-appealable.

First Community Bank Corporation of America

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Proxy Statement

Pursuant to First Community’s Deferred Compensation Plan with Mr. Cherven, in the event Mr. Cherven should become permanently disabled after his vesting date in July 2010, he will be entitled to receive an amount equal to 60% of his annual compensation per year if disabled prior to reaching 60 years of age or 75% after attaining 65 years of age, until the earlier of his being employed full-time by another employer, or his death. The employment agreement has a non-compete provision, whereby Mr. Cherven may not, without First Community’s written consent, either directly or indirectly, serve as an employee of any financial institution within Hillsborough Manatee, Pinellas, Pasco, Sarasota or Charlotte Counties for a period of six months after a termination of his employment.

Retirement Benefits

Retirement benefits are intended both to recognize, over the long term, services rendered to the Company and to keep our overall pay packages for executives comparable to that of our Markets so that we can attract and retain high quality executive officers. As previously discussed in this analysis, the Company maintains a deferred compensation plan. The plan, which was established in 2005, provides for cliff vesting, wherein at age 50 the Chief Executive Officer would be vested 50% with full vesting at the age of 60. In the event of a change in control of the Company or death, the Chief Executive Officer’s retirement benefits would be entitled to his vested benefits as of the date of the change-in-control. Under the terms of the plan, at retirement the Chief Executive Officer will be entitled to receive 75% of his base salary at the time of his retirement for life. In the event of his death, his wife will be entitled to receive 60% of his benefit until her death.

In addition, the Company maintains a 401(k) Plan for its employees. The 401(k) Plan permits participants to defer additional portions of their salary for retirement. The Company matches a portion of those contributions for executive officers and other eligible participants. The Committee believes it is appropriate to maintain these additional contributory plans, with the matching feature, to provide an additional incentive for the participants to further provide for their retirement.

Non-Competition and Other Employment-Related Agreements

In addition to the employment agreement with Mr. Cherven, First Community currently has one non-competiton agreement with Executive Vice President Clifton Tufts. The agreement with Mr. Tufts is for the term of his employment with First Community and provides that he may not compete with First Community with respect to lockbox activities for a period of one year following his termination. In the event that Mr. Tuft’s is terminated for any reason other than just cause or covered illness or disability he will be entitled to one year’s base salary.

Tax Aspects of Executive Compensation

Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to the executive officers that is not “performance based” to $1 million annually per executive officer. The annual and long-term incentive plans are designed so that awards granted to the covered individuals meet Section 162(m) requirements for performance-

First Community Bank Corporation of America

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Proxy Statement

based compensation, and thus, these awards should not be counted toward the $1 million limitation on tax deductions for an executive officer’s compensation in any fiscal year. The annual and long-term incentive plans give First Community flexibility to pay qualifying performance-based compensation and it is our intention to structure compensation so that Section 162(m) does not adversely affect the Company’s tax deduction. However, there may be instances in which we determine that we cannot structure compensation accordingly. In those instances, the Committee may elect to structure elements of compensation (such as certain qualitative factors in annual bonuses) to accomplish business objectives that it believes are in the best interests of the Company and its shareholders, even though doing so may reduce the amount of First Community’s tax deduction for said compensation.

Other provisions of the Internal Revenue Code also can affect the decisions which the Committee makes. Under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), a 20% excise tax is imposed upon executive officers who receive “excess” payments upon a change in control of a public corporation to the extent the payments received by them exceed an amount approximating three times their average annual compensation. The excise tax applies to all payments over one time annual compensation, determined by a five year average. A company also loses its tax deduction for “excess” payments. The Company’s change-in-control agreements do not provide for “gross ups” so that the executive officer is responsible for any tax consequences.

Accounting for the long-term incentive compensation (e.g., expensing of stock options) is compliant with FASB 123R and First Community’s deferred compensation arrangement with its Chief Executive Officer, and is compliant with new Section 409A of the Code and the proposed Internal Revenue Guidance for this Section.

Compensation Committee Report

The duties and responsibilities of the Compensation Committee (“Committee”) of the Board of Directors are set forth in a written charter adopted by the Board, as set forth in Exhibit B of this Proxy Statement. The Committee reviews and reassesses this Charter annually and recommends any changes to the Board for approval.

As part of the exercise of its duties, the Committee has reviewed and discussed the above “Compensation Discussion and Analysis” contained in this Proxy Statement with management. Based upon that review and those discussions, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be incorporated by reference in the Company’s Annual Report on Form 10-K and included in this Proxy Statement.

The foregoing report is submitted by the Compensation Committee: Robert M. Menke (Chairman), James Macaluso and David K. Meehan

First Community Bank Corporation of America

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Proxy Statement

The following Summary Compensation Table shows compensation information regarding Kenneth P. Cherven, Scott C. Boyle, Siede T. Kamide Stan B. McClelland, John A. Stewart, Jr. and Clifton E. Tufts. Mr. Stewart resigned as Chief Financial Officer June 30, 2006. These six officers are referred to as the “named executives” in the following discussion. No other executive officer received compensation at a level required to be reported herein by Securities and Exchange Commission regulations.

2006      SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Kenneth P. Cherven President & CEO	2006	187,562	125,000	-	-	-	19,572(1)	332,134

Scott C. Boyle Regional President Pinellas County	2006	140,671	90,000	-	-	-	6,701(2)	237,372

Siede T. (Sie) Kamide Regional President Hillsborough County	2006	114,400	47,00	-	-	-	2,889(3)	164,289

Stan B. McClelland Chief Financial Officer	2006	100,000	2,000	-	-	-	-	102,000

John A. Stewart, Jr. Former Sr Vice President/CFO(6)	2006	95,668	43,700	-	-	-	1,380(4)	140,748

Clifton E. Tufts Executive Vice President	2006	120,901	60,000	-	-	-	5,000(5)	185,901

(1) Includes $7,200 automobile allowance, $11.332 for hospital benefits and life insurance, and $1,040 for club membership dues.

(2) Includes $1,701 for club membership dues and $5,000 for leased automobile.

(3) Includes $2,889 for club membership dues.

(4) Includes $1,380 for club membership dues.

(5) Includes $5,000 for leased automobile.

(6) Mr. Stewart resigned from all positions at First Community on June 30, 2006.

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Proxy Statement

The following table reflects 2006 option grants to named executives under the 2005 Stock Plan.

2006 GRANTS OF PLAN-BASED AWARDS TABLE

Name	Grant Date	Number of Securities Underlying Options (#)	Exercise Price Of Option Awards ($ / Sh)	Closing Price on Grant Date ($ / Sh)

Kenneth P. Cherven President & CEO	-	-	-	-

Scott C. Boyle Regional President Pinellas County	-	-	-	-

Clifton E. Tufts Executive Vice President	-	-	-	-

John A. Stewart, Jr. Former Sr Vice President/CFO
	-	-	-	-

Siede T. (Sie) Kamide Regional President Hillsborough County	-	-	-	-

Stan B. McClelland Chief Financial Officer	-	-	-	-

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First Community Bank Corporation of America

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Proxy Statement

The following table discloses the stock options owned by the named executive at December 31, 2006.

2006 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Name	Exercisable	Unexercisable

Kenneth P. Cherven President & CEO	10,335 24,806 24,806 24,806 24,806 24,806 20,673 20,673	- - - - - - - -	$4.84 $4.84 $4.84 $4.84 $4.84 $4.84 $4.84 $4.84	2/15/2007 1/1/2008 1/1/2009 1/1/2010 1/1/2011 1/1/2012 1/1/2013 1/1/2014	- - - - - - - -

Scott C. Boyle Regional President Pinellas County	10,335 10,335 15,504 15,505	- - - -	$4.84 $4.84 $4.84 $4.84	1/1/2007 1/1/2008 1/1/2009 1/1/2010	- - - -

Clifton E. Tufts Executive Vice President	4,134 4,135 4,134 4,135 4,134 19,688	- - - - - -	$5.80 $5.80 $5.80 $5.80 $5.80 $15.36	2/28/2009 2/28/2010 2/28/2011 2/28/2012 2/28/2013 3/28/2011	- - - - - -

John A. Stewart, Jr.* Former Sr Vice President/CFO	-	-	-	-	-

Siede T. (Sie) Kamide Regional President Hillsborough County	3,308 3,307 3,308 3,307 3,308	- - - - -	$13.53 $13.53 $13.53 $13.53 $13.53	4/19/2010 4/19/2011 4/19/2012 4/19/2013 4/19/2014	- - - - -
Stan B. McClelland Chief Financial Officer	-	-	-	-	-

*	Mr. Stewart resigned on June 30, 2006 and exercised options to purchase 15,750 shares of common stock during 2006.

First Community Bank Corporation of America

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Proxy Statement

The following table discloses the stock options owned by the named executives at December 31, 2006

2006 OPTION EXERCISES AND STOCK VESTED TABLE

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

Kenneth P. Cherven President & CEO	19,687	$313,417	-	-

Scott C. Boyle Regional President Pinellas County	6,563	67,402	-	-

Clifton E. Tufts Executive Vice President	-	-	-	-

John A. Stewart, Jr.* Former Sr Vice President/CFO	15,750	168,891	-	-

Siede T. (Sie) Kamide Regional President Hillsborough County	-	-	-	-

Stan B. McClelland Chief Financial Officer	-	-	-	-

Mr. Stewart resigned on June 30, 2006.

The following table discloses the non-deferred compensation status of the named executives at December 31, 2006

2006 NONQUALIFIED DEFERRED COMPENSATION TABLE

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals / Distributions ($)	Aggregate Balance at Last Fiscal Year-End ($)
Kenneth P. Cherven President & CEO	-	148,157	-	-	235,157

First Community Bank Corporation of America

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Proxy Statement

Finally, the next table discloses potential payments to the named executives in the event their employment is terminated or First Community undergoes a change in control.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL TABLE

Name	Benefit	Before Change in Control Termination w/o Cause or for Good Reason	After Change in Control Termination w/o Cause or for Good Reason	Voluntary Termination	Death	Disability	Change in Control
Kenneth P. Cherven President & CEO	EA(1)	$93,781 (2)	$543,930(3)	(4)	(5)	(6)	$543,930 (3)

(1)	Employment Agreement executed on November 29 1, 2004, provides for a three-year term with daily renewals, with annual reviews by Compensation Committee. Renewals end on Mr. Cherven’s 65th birthday.
(2)	If Mr. Cherven is terminated without cause, he will be entitled to receive a severance payment equal to the amount due for the remainder of the term of his Employment Agreement or six months, whichever is longer. Mr. Cherven would also be entitled to receive life, health and disability coverage for one year after his employment is terminated. Mr. Cherven is also subject to a six-month non-compete within Charlotte, Hillsborough, Manatee, Pasco, Pinellas and Sarasota Counties.
(3)	In the event of a change in control of First Community, Mr. Cherven is entitled to receive 2.9 times his current base salary regardless whether he is terminated or not.
(4)	Employee is entitled to receive any compensation that has been accrued, but not paid.
(5)	Mr. Cherven’s estate would receive any compensation that has been accrued, but not paid.
(6)	An amount equal to 60% of his annual compensation if disabled prior to reaching 60 years of age or 75% after attaining 65 years of age, until the earlier of his being employed full-time by another employe, or his death.

Board Compensation

During 2006, First Community paid cash fees to its directors, as well as directors of its subsidiaries for their service on any of our Boards or Board Committees, or on any subsidiary Board or subsidiary Board Committees. The following table sets forth the compensation paid to the non-employee directors of First Community during 2006.

(Table on following page)

First Community Bank Corporation of America

*

Proxy Statement

2006 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash ($)

Brad Bishop	18,600

Kenneth Delarbre	22,650

Edwin C. Hussemann	17,700

James Macaluso	30,018

David K. Meehan	17,100

Robert G. Menke	18,600

Robert M. Menke	15,100

Stock-Based Compensation

Long-Term Incentive Plan

First Community currently has an equity compensation plan, the Long-Term Incentive Plan (“Long-Term Plan”), which provides for the issuance of stock options to employees of First Community who are contributing significantly to the management or operation of First Community’s or its subsidiaries’ business as determined by the Board of Directors or a committee administering the Long-Term Plan. The Long-Term Plan was approved by the shareholders at the 2001 Annual Meeting and the number of shares reserved under the Long-Term Plan was 250,000, which automatically increased as a result of a number of stock splits and dividends. Currently, the Compensation Committee administers the Long-Term Plan. To date, stock options to acquire 50,316 shares of common stock are available under the Long-Term Plan.

2005 Stock Plan

The 2005 Plan was adopted by First Community’s Board of Directors on October 17, 2005 and approved by its shareholders at the 2006 Annual Meeting of Shareholders. The Board of Directors believes that stock-based incentives are important factors in attracting, retaining, and rewarding employees and directors, and closely aligning their interests with those of shareholders. The following is a summary of the material terms of the 2005 Plan. This summary is qualified in its entirety by the complete terms of the 2005 Plan which was attached as an exhibit to last year’s Proxy Statement.

First Community Bank Corporation of America

*

Proxy Statement

Grants

The 2005 Plan provides for grants of options to purchase common stock, restricted shares of common stock (which may be subject to both grant and forfeiture conditions) (“Restricted Stock”) and Restricted Stock Units which are contractual rights to receive shares of Restricted Stock at a future date or upon the occurrence of a future event, and grants of stock appreciation rights (entitling the grantee to receive the difference in value between the underlying common stock on the date of exercise and the value of such stock on the date of grant) (“SARs”), which may be either freestanding or granted in tandem with an option. Options to purchase common stock may be either incentive stock options (“ISOs”), which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or non-qualified stock options which are not intended to satisfy the requirements of Section 422 of the Code (“NQOs”).

Securities to be Reserved

There will initially be 150,000 shares of common stock reserved for use under the 2005 Plan, representing 15% of First Community’s outstanding stock. When new shares of common stock are issued, an additional 15% of such shares will also be reserved, up to a maximum of 450,000 shares. Therefore, as options are exercised or new stock is issued, additional shares can be reserved. At no time will the number of shares reserved exceed 15% of our outstanding stock. Any shares subject to an option that remain unissued after the cancellation, expiration or exchange of an option and any shares of Restricted Stock which are forfeited will again become available for use under the 2005 Plan. Any shares which are surrendered for cash or common stock, or a combination thereof, and any shares of common stock used to satisfy a withholding obligation shall not again become available for use under the 2005 Plan.

Administration of Plan

The 2005 Plan is administered by a duly appointed committee of First Community’s Board of Directors (“Committee”). The Committee has the delegated authority to grant options, SARs, and Restricted Stock. The composition of the Committee must be at least two directors, each of whom is a non-employee director under Rule 16b-3 of the Securities Exchange Act of 1934, and each of whom shall be or will be treated as an “outside director” for purposes of Section 162(m) of the Code. The Board has authorized the Committee to interpret the 2005 Plan, to determine the total number of shares to be granted, and to take such other action in the administration and operation of the 2005 Stock Plan as the Committee deems equitable under the circumstances. The Board of Directors, however, has reserved to itself the right to amend or terminate the 2005 Stock Plan. No amendment, however, may be effected without approval of the shareholders to the extent such approval is required under applicable law, Code Section 422, Rule 16b-3, or any applicable stock exchange rule. Furthermore, in no case can stock awards be repriced, either by cancellation and regrant or by lowering the exercise price of a previously granted award.

First Community Bank Corporation of America

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Proxy Statement

Eligibility

Selected directors, executive officers, and employees will be eligible to participate in the 2005 Plan. Executive officers and employees are eligible for the grant of ISOs, NQOs, Restricted Stock, Restricted Stock Units, and SARs. However, directors are only eligible for the grant of NQOs, SARs, and Restricted Stock.

Terms of Options

The 2005 Plan authorizes the grant of ISOs or NQOs, both of which are exercisable for shares of First Community common stock. Employees may receive either ISOs or NQOs, however, all option grants to non-employee directors shall be NQOs. Options may be granted for any reason, as the Committee deems appropriate under the circumstances. The price at which a stock option may be exercised for a share of common stock may not be less than the fair market value of a share of common stock on the date the stock option is granted. The “fair market value” means the closing price per share as reported in a financial periodical on the date the option is granted, or if no such closing price is available on such day, the closing price for the immediately preceding business day, or if no such prices are reported, a price determined by the Committee acting in good faith; provided, however, the fair market value can never be less than the book value of a share.

The period during which a stock option may be exercised shall be determined by the Committee at the time the option is granted and may not extend more than 10 years from the date of grant. A stock option or portion thereof that is not exercised before expiration of the applicable option period shall terminate. An option agreement may provide for the exercise of a stock option within 90 days after the employment of an employee or the status of an individual as a director has terminated for any reason; except that the period may be extended to one year in the case of death or disability. The 2005 Plan shall expire, and no further grants shall be made, 10 years after its approval by the shareholders.

The aggregate fair market value of ISOs granted to an employee under the 2005 Plan, which first becomes exercisable in any calendar year, may not exceed $100,000 per year.

Stock Appreciation Rights

Under the 2005 Plan, stock appreciation rights may be granted as part of a stock option (a “Related Option”) with respect to all or a portion of the shares of common stock subject to the Related Option (a “Tandem SAR”) or may be granted separately (a “Freestanding SAR”). Tandem SARs and Freestanding SARs are collectively referred to as “SARs.” The share value of a Freestanding SAR shall be set forth in the related SAR agreement, and may not be less than the fair market value of a share of common stock on the date of grant of the SAR. The share value of a Tandem SAR shall be determined by the exercise price of the Related Option, which also may not be less than the fair market value of a share of common stock on the date of grant. The grant of SARs may be subject to such other terms as the Compensation Committee deems appropriate.

First Community Bank Corporation of America

*

Proxy Statement

When a Freestanding SAR is exercised, the employee receives a payment determined by calculating the difference between the share value at grant as set forth in the SAR agreement and the fair market value of a share of common stock on the date of exercise. On the exercise of a Tandem SAR for a number of shares, the Related Option is deemed to be surrendered to the extent of the same number of shares and the payment is based on the increase in fair market value of common stock on the exercise date over the value stated in the option agreement. Payment may be made in cash or stock, or a combination of cash and stock. The form and timing of payments shall be determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units

Shares of Restricted Stock may be granted to employees and directors and may be subject to one or more contractual restrictions as established by the Compensation Committee at the time of grant and as set forth in the related Restricted Stock agreement. The agreement will set forth the conditions, if any, which will need to be satisfied before the grant will be effective and the conditions, if any, under which the employee’s or director’s interest in the Restricted Stock will be forfeited. As soon as practicable after a grant has become effective, the shares will be registered to or for the benefit of the employee or director. The Restricted Stock agreement will state whether the employee or director has the right to receive any cash dividends paid with respect to the shares of Restricted Stock. If the employee or director has no right to receive cash dividends, the agreement may give the employee or director the right to receive a cash payment in the future in lieu of the dividend payments, provided certain conditions are met. Dividends declared on the shares of Restricted Stock after grant, but before the shares are forfeited or become nonforfeitable, are treated as part of the grant of the related Restricted Stock. An employee or director has the right to vote the shares of Restricted Stock after grant until they are forfeited.

Shares of Restricted Stock may vest in installments or in total upon satisfaction of the stipulated conditions. If the restrictions are not satisfied, the shares are forfeited and again become available under the 2005 Plan. To enforce the restrictions, all shares of Restricted Stock will be held by First Community until the restrictions are satisfied. The exercise or surrender of any option granted under the 2005 Plan and the acceptance of a Restricted Stock grant shall constitute an employee’s or director’s full and complete consent to whatever actions the Compensation Committee deems necessary to satisfy the federal and state tax withholding requirements, if any, which the Compensation Committee in its discretion deems applicable to such exercise or surrender of such Restricted Stock. The Compensation Committee also can provide that an employee or director may elect to satisfy federal and state tax withholding requirements through a reduction in the number of shares of Bank common stock actually transferred to the employee or director under the 2005 Plan. Any such election and any such reduction shall satisfy the conditions to the exemption under Rule 16b-3. Grants of Restricted Stock will be effective for periods as determined by the Compensation Committee, provided no Restricted Stock may be granted after the earlier of the tenth anniversary of the 2005 Plan being approved by the shareholders or the date on which all shares of common stock reserved under the 2005 Plan have been issued or are unavailable for use under the 2005 Plan, in which event the 2005 Plan also shall terminate on such date.

First Community Bank Corporation of America

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Proxy Statement

In the case of Restricted Stock grants, which vest only on the satisfaction of performance objectives, the Compensation Committee shall determine the performance objectives to be used in connection with Restricted Stock awards and shall determine the extent to which such objectives have been met. Performance objectives may vary from participant to participant and between groups of participants and shall be based upon such performance factors and criteria as the Compensation Committee in its sole discretion shall select among one or more of the following: stock price, earnings per share, return on equity, return on capital, net income, return on assets or total return to shareholders.

Stock Units are not share awards, but rather represent a contractual right to receive shares at a specified future date, or upon the occurrence of a future event. Like Restricted Stock, Stock Units are not sold or transferred until any predefined restrictions have lapsed. However, because the initial award is only a promise to award a share at a later date, Stock Units carry neither voting nor dividend rights until they are exchanged into shares at the payment date. Holders of Stock Units are not shareholders (whereas holders of restricted shares are shareholders). However, First Community is allowed to pay dividend equivalents to recipients during the period in which they are a Stock Unit holder. Any such dividend payment is subject to taxation. Recipients will generally recognize ordinary income in the amount of the fair market value of the Restricted Stock at the time the actual stock is issued.

Certain Federal Income Tax Consequences

The following summary generally describes the current principal federal income tax consequences of certain events under the 2005 Plan. The summary is general in nature and is not intended to cover all tax consequences that may apply to a particular employee or director or to First Community. The provisions of the Code and regulations thereunder relating to these matters are complicated, they change often, and their impact in any one case may depend upon the particular circumstances.

Options and Stock Appreciation Rights

A grantee will not be subject to any federal income tax upon the grant of a stock option or SAR pursuant to the 2005 Plan.

A grantee will not recognize income for federal income tax purposes (and First Community will not be entitled to any federal income tax deduction) as a result of the exercise of an ISO and the related transfer of shares to the employee. However, the excess of the fair market value of the shares transferred upon the exercise of an ISO over the exercise price for such shares generally will constitute an item of alternative minimum tax adjustment to the employee for the year in which the option is exercised. Thus, certain employees may have an increase in their federal income tax liability as a result of the exercise of an ISO under the alternative minimum tax rules of the Code.

First Community Bank Corporation of America

*

Proxy Statement

If the shares transferred pursuant to the exercise of an ISO are disposed of within two years from the date the ISO is granted or within one year from the date the ISO is exercised (the “ISO holding periods”), the employee will recognize ordinary income equal to the excess of the amount realized on the disposition over the price paid for the shares. In such case, First Community will be entitled to a tax deduction for the same amount.

If the shares transferred upon the exercise of an ISO are disposed of after the ISO holding periods have been satisfied, long-term capital gain or long-term capital loss is realized on the disposition. First Community will not be entitled to a federal income tax deduction as a result of such a disposition.

Ordinary income will be recognized by the employee or director upon exercise of an NQO. Generally, the ordinary income realized is the excess, if any, of the fair market value of the shares of common stock received upon the exercise of the NQO over the exercise price. An employee will also recognize ordinary income upon exercising a SAR equal to the total of any cash received and the fair market value of any shares of common stock received.

Income tax withholding from the employee is required on the income recognized by the employee upon exercise of an NQO or a SAR. First Community ordinarily will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the employee upon exercise of an NQO or a SAR, subject to the restrictions on deductibility described under “Performance-Based Compensation -- Section 162(m) Requirements” below or the ordinary income recognized by the employee on the disposition of common stock acquired pursuant to the exercise of an ISO.

Restricted Stock and Stock Units

An employee or director will generally recognize ordinary income in an amount equal to the fair market value of the shares subject to the Restricted Stock grant at the time of vesting. Dividends paid to an employee or director on shares of Restricted Stock are treated as ordinary income of the employee or director in the year received. First Community will receive a deduction for federal income tax purposes equal to the ordinary income recognized by the employee, subject to the limitations on deductibility contained in Section 162(m). Employees and directors who receive Stock Units typically may defer income tax liability until the underlying shares of Restricted Stock are issued. Accordingly, First Community will not receive a deduction until that time.

Performance-Based Compensation – Section 162(m) Requirements

The 2005 Plan is intended to preserve First Community’s tax deduction for the occurrence of certain events by complying with the terms of Section 162(m) and the regulations thereunder. The Committee will use its best efforts to ensure that grants of options, SARs, and Restricted Stock to participants under the 2005 Plan qualify as “performance-based compensation” for purposes of Section 162(m), unless the Committee determines it is in the best interest of First Community to do otherwise.

First Community Bank Corporation of America

*

Proxy Statement

The following table sets forth information about the number of shares reserved for issuance under the Non-Employee Director Stock Option Plan, the Long-Term Plan and the 2005 Plan as of December 31, 2006. No additional options will be issued pursuant to the Non-Employee Director Stock Option Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted average exercise price of outstanding options	Number of securities remaining available for future issuance

Non-Employee Director Stock Option Plan approved by security holders	103,358	$ 5.80	-
Long Term Incentive Plan approved by security holders	391,283	$ 8.06	60,030

2005 Stock Plan approved by security holders	220,500	$16.31	15,750

Total	715,141	$10.28	75,780

No monetary consideration is received by us in return for the grant of options, although consideration is received upon the exercise of options. As of March 15, 2007, the market value of our common stock was $19.04 per share.

CERTAIN TRANSACTIONS

Certain of First Community’s directors, officers and employees have banking relations with First Community Bank. Loans made to Directors, executive officers and principal shareholders, defined as individuals owning 10% or more of First Community’s common stock, are governed under the provisions of Section 22(h) of the Federal Reserve Act, which requires that any loans made to those individuals must:

•	Be on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with non-affiliated parties; and

•	Not involve more than the normal risk of repayment or present other unfavorable features.

There is, however, an exception for loans made to employees who are affiliates that are made pursuant to a benefit or compensation package that is widely available to all Bank employees and does not give a preference to affiliates. There is also an aggregate limit of $25,000, or 5% of the amount of the Bank’s unimpaired capital and unimpaired surplus on all loans to those individuals, unless the Board of Directors has approved the amount and the individual has abstained from participating in the voting.

First Community Bank Corporation of America

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Proxy Statement

There is further exception for loans made to executive officers. Executive officers are those people who participate, or who have authority to participate, in major policymaking functions of First Community, regardless of their title. In 2006, the Bank had nine employees who would be considered executive officers. The Bank may lend any otherwise permissible sum of money to an executive officer for:

•	Financing the education of the officer’s children;

•	A Board of Director’s approved first mortgage on the officer’s residence; or

•	A loan secured by certain low-risk collateral.

The Bank may also lend up to the higher of $25,000, or 2.5% of its unimpaired capital and unimpaired surplus (but never more than $100,000) to an executive officer for any other purpose.

During 2006, First Community’s Directors and executive officers (or their related business interests) had loans or lines of credit with the Bank that, in the aggregate totaled $1,209,079 of which $618,191 was outstanding on December 31, 2006. These loans and lines of credit were made on the same terms as extensions of credit are made to the Bank’s unaffiliated customers.

RELATIONSHIP WITH INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

The Board of Directors intends to retain the accounting firm of Hacker, Johnson & Smith, P.A. as First Community’s and First Community Bank’s independent auditors for the fiscal year ending December 31, 2007. A representative from the firm is expected to be present at the Annual Meeting to respond to questions regarding our financial statements and the notes thereto.

First Community has been advised by Hacker, Johnson & Smith, P.A. that none of its members, or any of its associates, has any direct financial interest or material indirect financial interest in First Community or its subsidiaries.

Fees paid to Hacker, Johnson & Smith, P.A. for professional services during 2006 and 2005 were as follows:

Audit Fees: The aggregate fees billed and to be billed for professional services by Hacker, Johnson & Smith, P.A. in connection with the audit of the annual financial statements and the review of the financial statements included in First Community’s quarterly filings with the Securities and Exchange Commission for the fiscal year ended December 31, 2006 and 2005, were $54,500 and $48,500, respectively.

First Community Bank Corporation of America

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Proxy Statement

Tax Fees: In 2006 and 2005, Hacker, Johnson & Smith, P.A. also billed First Community $7,000 and $7,000, respectively, for tax compliance and advice, including the preparation of First Community’s corporate tax returns.

All Other Fees: There were no other fees during 2006.

Compatibility of Fees: Our Audit Committee has considered the provision of non-audit services by Hacker, Johnson & Smith, P.A. and the fees paid to that firm for such services, and believes that the provision of such services and their fees are compatible with maintaining Hacker, Johnson & Smith, P.A.’s independence (See “Audit Committee Report”).

PROPOSAL 3.    ADJOURNMENT OF ANNUAL MEETING

The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes to approve Proposals 1, or 2 at the Annual Meeting. In order to permit proxies that have been timely received by the First Community to be voted for an adjournment, we are submitting this Proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

The Board of Directors Recommends that Shareholders Vote “For” the Approval of the Adjournment of the Annual Meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and any person who beneficially owns more than 10% of our common stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and more than 10% shareholders are required by regulation to furnish us with copies of all Section 16(a) forms which they file. During 2006, certain of our directors and executive officers who own our stock filed Form 3s or Form 4s with the Securities and Exchange Commission. The information on these filings reflects the current ownership position of all such individuals. Based solely on the review of copies of the filings we have received or written representations from such reporting persons, it is our belief that during 2006, all such filings by our officers, directors or 10% shareholders were made timely.

SHAREHOLDER PROPOSALS

In order to be eligible for inclusion in the First Community proxy materials for the 2008 Annual Meeting of Shareholders, a shareholder’s proposal to take action at such meeting must be received at First Community’s main office at 9001 Belcher Road, Pinellas Park, Florida 33782, on or before December 15, 2007. To be included in the proxy materials, proposals must comply with the Securities and Exchange Commission’s proxy rules, as provided in 17 C.F.R. Section 240.14(a).

First Community Bank Corporation of America

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Proxy Statement

NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING

AND SHAREHOLDER NOMINATIONS

The Bylaws of First Community provide an advance notice procedure for certain business, including nominations for directors, to be brought before an annual meeting. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary not less than 10 days before the time originally fixed for such meeting.

SOLICITATION

The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by First Community. Proxies may be solicited by directors, officers or our regular employees, in person or by telephone, e-mail or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

OTHER MATTERS THAT MAY PROPERLY COME BEFORE

THE ANNUAL MEETING

The Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting. Unless you indicate otherwise, however, execution of the enclosed Proxy Card confers discretionary authority upon the designated proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof. If you do not wish to extend such authority, you may limit your proxy by marking the appropriate box on the Proxy Card.

AVAILABILITY OF ADDITIONAL INFORMATION

Accompanying this Proxy Statement is First Community’s 2006 Annual Report on Form 10-K, which includes our audited financial statements. Additional copies of our Form 10-K are available to shareholders at no charge. Any shareholder who would like an additional copy may contact Kay M. McAleer, Vice President/Corporate Secretary, First Community Bank Corporation of America, 9001 Belcher Road, Pinellas Park, Florida 33782, telephone number (727) 520-0987.

First Community currently files periodic reports (including Form 10-Ks, Form 10-Qs and Proxy Statements, etc.) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and are available for review on the Securities and Exchange Commission’s website at www.sec.gov, or can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549.

FIRST COMMUNITY BANK CORPORATION OF AMERICA

April 9, 2007

First Community Bank Corporation of America

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Proxy Statement

Exhibit 1

CHARTER OF THE AUDIT COMMITTEE OF

THE BOARD OF DIRECTORS OF

FIRST COMMUNITY BANK CORPORATION

OF AMERICA

Audit Committee Purpose

The Committee is appointed by the Board of Directors of First Community Bank Corporation of America (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, account and legal compliance.

•	Monitor the independence and performance of the Company’s independent auditors and internal auditing function (including an outsource service provider).

•	Provide an avenue of communication among the independent auditors, management, the internal audit department (including an outsource service provider) and the Board of Directors.

•

The Company’s Audit Committee will serve as the audit committee for the Company and First Community Bank of America (the “Bank”) and may have joint meetings serving the audit requirements of both the Company and the Bank.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee must obtain full Board approval prior to retaining, at the Company’s expense, special legal, accounting, or other consultants or experts, it deems necessary in the performance of its duties.

Audit Committee Composition and Meetings

The Audit Committee shall meet the requirements of NASDAQ Rule 4350(d)(2). Under this rule, the Audit Committee shall be comprised of a minimum of three (3) directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment.

Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall meet at least four times annually separately or combined with the entire Board, subject to the majority of the independent directors present, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditor, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

Charter of the Audit Committee of the Board of Directors

Audit Committee Responsibilities and Duties

Review Procedures

1.

Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the charter published at least every three years in the Company’s proxy statement.

2.

Review the Company’s annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3.

In consultation with the management, the independent auditors, and any internal auditors, consider the integrity of the Company’s reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent and internal auditing department together with management’s responses.

4.

Review with management and the independent auditors the company’s quarterly financial results prior to the release of earnings and/or the company’s quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company’s accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61. The Chair of the Committee or a member of the Committee acting as Chair, may represent the entire Audit Committee for purposes of this review.

Independent Auditors

5.

The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6.	Approve the fees and other significant compensation to be paid to the independent auditors.

7.

The committee shall annually review the performance (effectiveness, objectivity, and independence) of the external auditors. The committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the committee shall discuss with the auditor any relationships or services that may affect auditor objectivity or independence. If the committee is not satisfied with the auditors’ assurances of independence it shall take or recommend to the full board appropriate action to ensure the independence of the external auditor.

Charter of the Audit Committee of the Board of Directors

8.	Review the independent auditors audit plan – discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

9.

Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

Internal Audit and Legal Compliance

11.	Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department and/or outsource service provider, as needed.

12.	Review the appointment, performance, and replacement of the senior internal audit executive and/or outsource service provider.

13.	Review significant reports prepared by the outsourced internal audit service provider together with management’s response and follow-up to these reports.

14.

On at least an annual basis, review with the Company’s counsel, any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

15.	Annually prepare a report to the shareholders as required by the Securities and Exchange Commission. The report should be included in the Company’s annual proxy statement.

16.	Perform any other activities consistent with this Charter, the Company’s bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

17.	Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

Charter of the Audit Committee of the Board of Directors

Effective: March 28, 2003

First Community Bank Corporation of America

Robert M. Menke, Chairman of the Board	Kenneth P. Cherven, Director

Edwin C. Hussemann, Director	James Macaluso, Director

David K. Meehan, Director	Robert G. Menke, Director

G. Randaulph Poucher, Director	Ralph E. Stevens, Jr., Director

Charter of the Audit Committee of the Board of Directors

Exhibit 2

FIRST COMMUNITY BANK CORPORATION

OF AMERICA

NOMINATING COMMITTEE CHARTER

The Board of Directors (“Board”) of First Community Bank Corporation of America. (“First Community”) has established a Nominating Committee to ensure an appropriate structure for management succession and development, as well as an effective process for director selection and tenure.

Membership – It is intended that the Nominating Committee be composed entirely of outside Directors. The current members of the Nominating Committee are listed on the attached Schedule, which is incorporated by reference.

Oversight Areas –

Nomination and screening of Board member candidates.

Recommend slate of Directors for First Community and its wholly-owned bank subsidiaries for the respective Annual Meeting of Shareholders.

Review and recommendation to management on how to handle and address shareholder proxy proposals.

Recommend changes in Board size (as permitted by Articles of Incorporation and Bylaws).

Agenda Items – The Nominating Committee typically meets two times a year, or at such other time as deemed necessary upon Notice by the Chairman of the Nominating Committee.

February:      Consideration and recommendation of Director nominations.

November:      Review of Board composition and organization.

The foregoing Nominating Committee Charter was approved by the Board at the Directors’ Meeting held on May 17, 2004.

Exhibit 3

FIRST COMMUNITY BANK CORPORATION

OF AMERICA

CORPORATE GOVERNANCE COMMITTEE CHARTER

The Board of Directors (“Board”) of First Community Bank Corporation of America (“First Community”) established a Corporate Governance Committee to develop a process by which individual Board members’ contributions and participation are evaluated; and for the development of and recommendation to the Board, of corporate governance principles and practices, which are best, suited for First Community.

Membership – The Committee shall be comprised of a majority of independent outside directors. The current members of the Committee are listed on the attached Schedule A, which is incorporated by reference. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The Committee may also transact business through unanimous written consent without a meeting in person.

Oversight Areas –

•

Conducting an annual evaluation of the performance of First Community’s Board and that of the individual directors, as well as the performance of the Board of First Community’s wholly owned subsidiaries.

•	Developing and providing training, orientation, and educational programs for First Community’s and its subsidiaries’ directors.

•	Monitoring and overseeing NASDAQ’s Corporate Governance rules, First Community’s Whistleblower Policy and Ethics Policy.

Agenda Items – The Committee typically meets once a year, or at such other times as deemed necessary upon notice by the Chairman of the Committee. The Chairman of the Committee shall prepare an agenda in advance for each Committee meeting.

REVOCABLE PROXY

FIRST COMMUNITY BANK CORPORATION OF AMERICA

ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Kenneth P. Cherven and Robert M. Menke, and each of them, with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of First Community Bank Corporation of America (“First Community”) which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at our main office located at 9001 Belcher Road, Pinellas Park, Florida, 33782 on Monday, May 14th, 2007, at 5:00 p.m. local time and at any adjournments thereof.

The undersigned shareholder of First Community may revoke this Proxy at any time before it is voted by either delivering a written notice of revocation to First Community, delivering a duly executed Proxy bearing a later date to First Community, or by attending the Annual Meeting and voting in person.

THE FOLLOWING ITEMS ARE BEING ACTED UPON:

1. To fix the number of Directors to serve on the Board for the ensuing year at eleven.		FOR ☐	AGAINST ☐	ABSTAIN ☐

2. The election of eight members of the Board of Directors. Note: To withhold authority to vote for any individual nominee, strike a line through that nominee’s name.	Brad Bishop Kenneth P. Cherven James Macaluso Robert G. Menke	Kenneth Delarbre Edwin C. Hussemann David K. Meehan Robert M. Menke	FOR ☐	AGAINST ☐

3. The adjournment of the Annual Meeting to solicit additional proxies in the event there are not sufficient votes to approve either of the foregoing items.		FOR ☐	AGAINST ☐	ABSTAIN ☐

At their discretion, the proxy holders are authorized to transact and to vote upon such other business as may properly come before the Annual Meeting, or at any adjournment thereof.

NOTE:	When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ITEMS LISTED.

IMPORTANT: Please sign your name exactly as it appears on this Proxy Card. When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving from First Community, prior to the execution of the Proxy, a Notice of the Annual Meeting, a Proxy Statement dated April 9, 2007, the Report on Form 10-K for the year ended December 31, 2006.

Signature:____________________________________________________
STICKER
Signature if held jointly:________________________________________

Date: _______________________________________________________

Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card, please sign and return all cards in the accompanying envelope.